                                                                     EXHIBIT 3.3


                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                          THE A CONSULTING TEAM, INC.


                         EFFECTIVE AS OF JUNE 11, 1997

                             TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.  SHAREHOLDERS' MEETINGS.........................................  1
      Section 1.1.Annual Meeting...........................................  1
      Section 1.2.Special Meetings.........................................  1
      Section 1.3.Quorum...................................................  1
      Section 1.4.Record Date..............................................  2
      Section 1.5.Voting...................................................  2
      Section 1.6.Proxies..................................................  2
      Section 1.7.Conduct of Meetings......................................  2
      Section 1.8.List of Shareholders.....................................  3

ARTICLE II.  DIRECTORS.....................................................  3
      Section 2.1.Duties and Powers........................................  3
      Section 2.2.Qualifications and Numbers...............................  3
      Section 2.3.Manner of Election.......................................  3
      Section 2.4.Term of Office...........................................  3
      Section 2.5.Regular and Special Meetings.............................  3
      Section 2.6.Notice of Board of Directors Meetings....................  4
      Section 2.7.Place of Meeting.........................................  4
      Section 2.8.Vacancies................................................  4
      Section 2.9.Quorum and Action........................................  4
      Section 2.10.Voting..................................................  4
      Section 2.11.Resignation or Removal of Directors.....................  4
      Section 2.12.Committees..............................................  5
      Section 2.13.Conduct of Meetings.....................................  5
      Section 2.14.Telephone Participation.................................  6
      Section 2.15.Action in Lieu of Meeting...............................  6

ARTICLE III. OFFICERS......................................................  6
      Section 3.1.Officers and Qualifications..............................  6
      Section 3.2.Election.................................................  6
      Section 3.3.Term of Office...........................................  6
      Section 3.4.Removal of Officers......................................  6
      Section 3.5.Resignations.............................................  6

ARTICLE IV. SHARES.........................................................  7
      Section 4.1.Certificates for Shares..................................  7
      Section 4.2.Lost Certificates........................................  7
      Section 4.3.Transfer of Shares.......................................  7

                                      (i)

ARTICLE V. DIVIDENDS AND DISTRIBUTIONS.....................................  7
      Section 5.1.Declaration of Dividends and Resolutions.................  7
      Section 5.2.Record Date..............................................  8

ARTICLE VI. INDEMNIFICATION................................................  8
      Section 6.1.Manner of Indemnification................................  8

ARTICLE VII. AMENDMENTS....................................................  8
      Section 7.1.Manner of Amending.......................................  8

ARTICLE VIII. MISCELLANEOUS................................................  9
      Section 8.1.Voting Securities........................................  9
      Section 8.2.Books and Records........................................  9
      Section 8.3.Record Date..............................................  9
      Section 8.4.Fiscal Year..............................................  9

                                      (ii)

                              AMENDED AND RESTATED
                                    BY-LAWS

                                       OF

                          THE A CONSULTING TEAM, INC.
                            (A New York Corporation)

                         Effective as of June 11, 1997



                       ARTICLE I.  SHAREHOLDERS' MEETINGS

SECTION 1.1. ANNUAL MEETING. The annual meeting of the shareholders of the A Consulting Team, Inc. (the "Company") for the purpose of the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held in the month of May of each year on a date set by the Board of Directors that is business day and not a legal holiday. The meeting shall be held at such time and at such place within or without the State of New York as may be designated by the Board of Directors. The Secretary of the Company shall give personally or by mail, not less than ten nor more than fifty days before the date set for the meeting to each shareholder of record entitled to vote at such meeting written notice stating the place, date, and time of the meeting. If mailed, the notice shall be addressed to the shareholder at his or her address as it appears on the record of shareholders of the Company unless such shareholder shall have filed with the Secretary of the Company a written request that notices intended for him or her be mailed to a different address, in which case it shall be mailed to the address designated in the request. Any and all notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

SECTION 1.2. SPECIAL MEETINGS. Special meetings of shareholders, other than those regulated by statute, may be called at any time by a majority of the Board of Directors, the Chairman of the Board or the President, and must be called by the President or the Secretary upon written request of the holders of a majority of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place, date and time of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called, shall be given not less than ten nor more than fifty days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by submitting a signed waiver before or after the meeting, or by attendance at the meeting.

SECTION 1.3. QUORUM. The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote thereat, shall be necessary to constitute a quorum for the transaction of business at each meeting of shareholders, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the shares of such class shall constitute a quorum for the transaction of such specified action. When a quorum is once present to transact business at a meeting, it is not broken by the subsequent withdrawal of any shareholders from the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.4. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten nor more than fifty days before the date of such meeting. When a determination of shareholders of record entitled to notice of or to vote at any meeting has been made as provided by this Section 1.4, such determination shall apply to any adjournment thereof, unless the Board of Directors fix a new record date under this Section 1.4 for the adjourned meeting.

SECTION 1.5. VOTING. Each shareholder entitled to vote on any action proposed at a meeting of shareholders shall be entitled to one vote in person or by proxy for each share of voting stock held of record by him or her, unless otherwise provided in the Certificate of Incorporation. The election of each director shall be decided by a plurality vote of shareholders represented either in person or by proxy at the meeting and entitled to vote thereon. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-Laws, votes on any other matters coming before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented at such meeting, in person or by proxy, and entitled to vote on the specific matter.

SECTION 1.6. PROXIES. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be in writing and signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

SECTION 1.7. CONDUCT OF MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board, or in his or her absence, by another officer or director of the Company as directed by the Chairman of the Board. Such person shall be designated as the Chairman of the meeting. Except as required by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-Laws, the chairman presiding at any meeting of shareholders may rule on questions of order or procedure coming before the meeting. At each annual meeting of the shareholders and at such other times as may be required, the Chairman of the Board or his or her delegatee shall render a report on the financial condition of the Company. The Secretary of the Company shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, any Assistant Secretary or other person selected by the presiding chairman at any such meeting shall serve as secretary to such meeting.

SECTION 1.8. LIST OF SHAREHOLDERS. It shall be the duty of the Secretary or any Assistant Secretary or a Transfer Agent of the Corporation to prepare and certify a list of shareholders as of the record date set for any meeting or action. Such list shall be produced at any meeting of shareholders upon request thereat or prior thereto of any shareholder.


                             ARTICLE II.  DIRECTORS

SECTION 2.1. DUTIES AND POWERS. The business of the Company shall be managed under the direction of the Board of Directors. The Directors shall in all cases act as a board, regularly convened, and, in the transaction of business, the act of a majority present at a meeting, except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they may deem proper, and as permitted by law and these By-laws.

SECTION 2.2. QUALIFICATIONS AND NUMBERS. The number of directors constituting the entire Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors (except that where all the shares are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than (3) but not less than the number of shareholders), the exact number to be determined from time to time by resolution of the Board of Directors. A director need not be a shareholder of the Company, a citizen of the United States, or a resident of the State of New York. The Board of Directors shall elect among their members a Chairman of the Board of the Board of Directors

SECTION 2.3. MANNER OF ELECTION. The Directors shall be elected at the annual meeting of shareholders by a plurality vote except as otherwise prescribed by law.

SECTION 2.4. TERM OF OFFICE. The term of office of each Director shall be until the next annual meeting of the shareholders and until his or her successor has been duly elected and has qualified.

SECTION 2.5. REGULAR AND SPECIAL MEETINGS. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine. Special Meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by the Secretary on written request of two directors.

SECTION 2.6. NOTICE OF BOARD OF DIRECTORS MEETINGS. No notice shall be required for the annual or any regular meetings for which the time and place have been fixed. Except as otherwise provided by law, notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not later than 48 hours before the time on which such meeting is to be held. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

SECTION 2.7.   PLACE OF MEETING.   The Board of Directors may hold its meeting
either within or without the State of New York, at such place as may be designated in the notice of any such meeting, or when the dates for the meetings or meeting were fixed.

SECTION 2.8. VACANCIES. Any vacancy in the Board of Directors, whether caused by resignation, death, increase in the number of directors, disqualification or otherwise, may be filled by a majority of the directors then in office after the vacancy has occurred, although less than a quorum (except that a vacancy created by the removal of a director by shareholders for cause or without cause may be filled by the shareholders at the meeting at which the director is removed or, if not so filled, then by the remaining directors) and provided that any vacancies with respect to directors elected by holders of any Preferred Stock of the Company voting as a separate class or series under any provisions of the Certificates of Incorporation shall be filled as provided in the provisions of the Certificate of Incorporation relating to any such Preferred Stock. Any director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

SECTION 2.9. QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Notice need not be given of any adjourned meeting. Except as otherwise provided herein, the act of the Board of Directors shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

SECTION 2.10. VOTING. At all meetings of the Board of Directors, each Director shall have one vote irrespective of the number of shares that he or she may hold.

SECTION 2.11. RESIGNATION OR REMOVAL OF DIRECTORS. Any director may resign at any time and such resignation shall take effect upon receipt of written notice by the Chairman of the Board, the President or the Secretary unless otherwise specified in the written resignation. No director of the Company shall be removed form office as a director except (i) for cause by the vote of

(A) the holders of at least a majority of the outstanding shares of the Company entitled to vote at an election of directors (considered for this purpose as one class) or (B) a majority of the entire Board of Directors or (ii) without cause by the vote of the holders of at least a majority of the outstanding shares of the Company entitled to vote at an election of directors (considered for this purpose as one class), provided that this provision shall not apply to any directors elected by holders of any Preferred Stock voting as a separate class or series under any provisions of the Certificate of Incorporation, which directors may be removed only by the vote of the holders of at least a majority of the outstanding shares of such Preferred Stock.

SECTION 2.12. COMMITTEES. By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number three or more directors, to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law, including the following matters:

          (1) The submission to shareholders of any action that needs shareholders' approval as required by law.

          (2) The filing of vacancies in the board of directors or in any committee.

          (3) The fixing of compensation of the directors for serving on the board or on any committee.

          (4) The amendment or repeal of these By-laws, or the adoption of new By-laws.

          (5) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

          The Board of Directors shall designate among the members of a committee so appointed a Chairman. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. All committees so appointed shall keep regular minutes of the business transacted at their meetings. Each committee established by the Board of Directors shall serve at the pleasure of the Board of Directors, which may fill vacancies in any such committee.

SECTION 2.13. CONDUCT OF MEETINGS. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by another director as directed by the Chairman of the Board. Meetings of any committee of the board of Directors shall be presided over by the chairman of such committee, or in his or her absence, by another member of the committee as directed by the chairman of such committee. The Secretary of the Company shall act as secretary of all meetings of the Board of Directors and its committee. In the absence of the Secretary, any Assistant Secretary or other person selected by the presiding chairman of any such meeting shall serve as secretary to that meeting.

SECTION 2.14. TELEPHONE PARTICIPATION. One or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or its committee by means of a telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 2.15. ACTION IN LIEU OF MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee unanimously consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of committee.


                             ARTICLE III. OFFICERS

SECTION 3.1. OFFICERS AND QUALIFICATIONS. The officers of the Company shall consist of a President, a Treasurer and a Secretary. The Board of Directors from time to time may appoint such other officers, including but not limited to, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Controller and one or more Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller. If so appointed, each officer shall perform all duties and have such powers incident to the office so appointed and shall have such other powers and perform such other duties as may from time to time be assigned to such officer under these By-Laws, by the Board of Directors of the Chief Executive Officer of the President. No officer [,OTHER THAN THE CHIEF EXECUTIVE OFFICER,] is required to be a director of the Company. Any of the aforesaid offices, except those of President and Secretary, may be held by the same person.

SECTION 3.2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held after the annual meeting of shareholders.

SECTION 3.3. TERM OF OFFICE. Each officer shall hold office at the pleasure of the board of Directors. All officers shall hold office until their successors have been duly elected and have qualified, or until removed or resigned as hereinafter provided. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors at its election.

SECTION 3.4. REMOVAL OF OFFICERS. Any officer may be removed either with or without cause by the Board of Directors vote of a majority of the directors constituting a quorum or by unanimous written consent of the directors.

SECTION 3.5. RESIGNATIONS. Any officer appointed by the Board of Directors may resign his or her office at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at any time specified therein or, if no time is specified, by receipt by the persons identified above, and acceptance shall not be necessary to make the resignation effective.

                               ARTICLE IV. SHARES

SECTION 4.1. CERTIFICATES FOR SHARES. Certificates for the shares of capital stock of the Company shall be in such form consistent with law and the Certificate of Incorporation and as approved by the Board of Directors. All certificates shall be signed by the President and Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or by facsimile signatures thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate for shares of the Company who shall have ceased to be such officer of the Corporation before such certificate is issued by the Company, the certificate may nevertheless be issued by the Company with the same effect as if he were such officer at the date of issue.

SECTION 4.2. LOST CERTIFICATES. The Company may issue or cause to be issued new or duplicate certificates for lost, stolen or destroyed certificates of the Company upon written notification of the facts of such loss, theft or destruction and subject, in the discretion of the Company, to the deposit of a bond or other indemnity by the shareholder seeking the new certificate in such form and with such sureties and in such sum as the Company may require.

SECTION 4.3. TRANSFER OF SHARES. The shares of the Company shall be assignable and transferable only on the books and records of the Company by the registered owner, or by his or her duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer, and, except in the case of any such certificate which has been lost, stolen or destroyed, such transfer shall only be made upon surrender to the Company of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon the issue of a new certificate for the shares to the person or persons entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books.


                     ARTICLE V. DIVIDENDS AND DISTRIBUTIONS

SECTION 5.1. DECLARATION OF DIVIDENDS AND RESOLUTIONS. The Board of Directors, at any regular or special meeting, may declare and pay dividends or make other distributions on its outstanding shares, as permitted by law and the Certificate of Incorporation, to the holders of record of shares upon which such dividends or distributions have been declared. The Company may declare and pay dividends or make other distributions on its outstanding shares, except when currently the Company is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the Certificate of Incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the Company remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (1) disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus, and earned surplus or (2) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

SECTION 5.2. RECORD DATE. The record date for holders of shares entitled to receive any dividends or distributions as may be declared by the Board of Directors from time to time shall be not more than fifty days prior to the date such dividend or distribution is declared.


                          ARTICLE VI. INDEMNIFICATION

SECTION 6.1. MANNER OF INDEMNIFICATION. In accordance with the Certificate of Incorporation and to the fullest extent permitted by applicable law, the Company may indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was or is a director, officer, employee agent or trustee of the Company, or served or is serving in any capacity at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, judgments, fines, and amounts paid in settlement in connection with such suit and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Company may pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount as, and to the extent required by law. The indemnification and advancement of expense provisions herein shall not be deemed exclusive of any rights to which such person seeking indemnification or advancement of expenses may be entitled.


                            ARTICLE VII. AMENDMENTS

SECTION 7.1. MANNER OF AMENDING. The By-laws of the Company may also be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such bylaws. Only such changes shall be made as have been specified in the notice. The By-laws may also be altered, amended, repealed, or new bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any bylaws so adopted by the Board of Directors may be altered, amended, or repealed by the shareholders.

                          ARTICLE VIII. MISCELLANEOUS

SECTION 8.1. VOTING SECURITIES. The Chief Executive Officer, the President, or any Vice President of the Company shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name or on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

SECTION 8.2. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the company in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 8.3. RECORD DATE. The Board of Directors shall set the record date to determine shareholders of record entitled to notice of and voting at any annual or special meeting of shareholders or any adjournment thereof or to any other action involving shareholders of record; provided that such date shall not be less than ten nor more than fifty days prior to such meeting, nor fifty days prior to any action.

SECTION 8.4. FISCAL YEAR. The fiscal year of the Company shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.